UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

General Cable Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 22, 2014, General Cable Company, Ltd. (“Seller”), a wholly-owned, indirect subsidiary of General Cable Corporation, sold all of the stock of Phelps Dodge International Philippines, Inc. (“PDP”) and Phelps Dodge Philippines Energy Products Corporation (“PDEP”) owned by Seller to A. Soriano Corporation (“Buyer”) for $67.1 million in cash, resulting in (i) Buyer owning 100% of the stock of PDP, and (ii) Buyer and PDP owning 100% of the stock of PDEP. Prior to the consummation of the sale, (i) Buyer owned the remaining stock of PDP that Seller did not own, and (ii) PDP owned the remaining stock of PDEP that Seller did not own. The amount of consideration payable to the Seller in connection with the transaction was determined by arms-length negotiations between the Seller and the Buyer, and not pursuant to any specific formula or principle.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma financial information is filed as Exhibit 99.1 to this current report and incorporated herein by this reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 26, 2014

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine fiscal months ended September 26, 2014

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended December 31, 2013

(d) Exhibits.

Exhibit Number	Description

99.1	General Cable Corporation unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2014	GENERAL CABLE CORPORATION

	By:	/s/ Brian J. Robinson
		Name:	Brian J. Robinson
		Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	General Cable Corporation unaudited pro forma condensed consolidated financial information.